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                                                                   Exhibit 99.C2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment to the Registration Statement of our report dated January 3, 2002 relating to the Statement of Net Assets of UBS PaineWebber Equity Trust, Value Select Ten Series 2002A, including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.



                                    ERNST & YOUNG LLP




January 3, 2002
New York, New York